UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2008
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-11716	16-1213679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
     On June 24, 2008, Community Bank System, Inc. (the “Registrant”) and Community Bank, N.A., a wholly-owned subsidiary of the Registrant (“Community Bank”), entered into the Purchase and Assumption Agreement (the “Agreement”) with RBS Citizens, N.A., a national banking association (“RBS Citizens”), for the acquisition of certain assets and assumption of certain liabilities by Community Bank related to 18 RBS Citizens branch offices located in northern New York State. Pursuant to the terms of the Agreement, Community Bank would assume certain deposit liabilities currently estimated to be approximately $630 million, and would pay RBS Citizens a blended premium estimated to be approximately 12% of these deposits in accordance with the formula set forth in the Agreement. Under the Agreement, Community Bank would also acquire certain commercial and consumer loans currently estimated to be approximately $135 million at face value, as well as cash, real property, furniture, equipment and other fixed operating assets associated with the branches, at an aggregate net book value currently estimated to be approximately $12 million.
     The transactions contemplated by the Agreement is scheduled to close during the fourth quarter of 2008, and closing is contingent upon receipt by the parties of all necessary regulatory approvals and the satisfaction of certain other closing conditions set forth in the Agreement.
     The Registrant intends to conduct an offering of its equity securities to provide additional capital to support the growth resulting from the transactions contemplated by the Agreement. The Registrant is currently exploring alternatives, including the size of any such offering, the type of security to be offered, and whether such offering would take the form of a public offering or private placement of its equity securities. The Registrant anticipates that the offering, if any, would be completed prior to the closing of the transactions contemplated by the Agreement. However, the successful closing of any such offering is not a condition to closing in the Agreement.
     The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated into this report by reference. A copy of the press release, dated June 25, 2008, issued by the Registrant to announce the execution of the Agreement, is attached hereto as Exhibit 99.1. The foregoing description of the proposed offering does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     The following Exhibits are filed as exhibits to this Form 8-K.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of June 24, 2008, by and among RBS Citizens, National Association, Community Bank, National Association, and Community Bank System, Inc.

99.1	Press Release, dated June 25, 2008, issued by Community Bank System, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.
	By:	/s/ Mark E. Tryniski
		Name:	Mark E. Tryniski
Dated: June 26, 2008		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of June 24, 2008, by and among RBS Citizens, National Association, Community Bank, National Association, and Community Bank System, Inc.

99.1	Press Release, dated June 25, 2008, issued by Community Bank System, Inc.